433 Putnam Capital Appreciation Fund
5/31/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	0
Class B	0
Class C	0

72DD2 (000s omitted)

Class M	0

73A1

Class A	0
Class B	0
Class C	0

73A2
Class M 0

74U1 (000s omitted)

Class A	34,771
Class B	28,643
Class C	215

74U2 (000s omitted)

Class M	1,788

74V1

Class A	14.24
Class B	13.66
Class C	13.94

74V2

Class M	13.82